Exhibit 99.1

For Immediate Release	Investor Contact: Lawrence Kaplan
(732) 747-0702, smallkap@aol.com

Media Contact: Josh Passman
Cubitt, Jacobs & Prosek Communications
212.279.3115 x 203, jpassman@cjpcom.com

Flagship Global Health Provides 2008 Financial Guidance

NEW YORK, April 2, 2008 - Flagship Global Health, Inc. (OTC Bulletin Board: FGHH) today stated that on a pre-announced conference call held on April 1, 2008, it provided a 2008 revenue forecast of approximately $6.2 million. The Company also stated on the investor call that it expects 2008 gross margins of 61 percent.

A re-broadcast of the aforementioned conference call will be available on Flagship Global Health's website, www.flagshipglobalhealth.com, no later than April 4, 2008.

This press release and the aforementioned conference call contain forward-looking statements concerning Flagship Global Health, Inc. The actual results may differ materially depending on a number of factors that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. All forward- looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Flagship Global Health, Inc. undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

About Flagship Global Health
Flagship Global Health is an international health assurance organization that provides health management and emergency support resources typically not available through conventional medical insurance. The company provides access to specialized resources that help members achieve the best possible outcome in any medical situation.